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                                                                     EXHIBIT 4.2

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is dated as of May 29, 2002, among Irvine Sensors Corporation, a Delaware corporation (the "Company"), and the purchasers identified on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, up to $1,400,000 of the Company's common stock, $0.01 par value per share and certain Warrants (as defined below), as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

              "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

              "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

              "Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

              "Closing Date" means the date of the Closing.

              "Commission" means the Securities and Exchange Commission.

              "Common Stock" means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

              "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common

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         Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

              "Company Counsel" means Brobeck, Phleger & Harrison LLP, counsel to the Company.

              "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

              "Escrow Agent" shall have the meaning set forth in the Escrow Agreement.

              "Escrow Agreement" shall mean the Escrow Agreement in substantially the form of Exhibit A hereto executed and delivered contemporaneously with this Agreement.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Material Adverse Effect" shall have the meaning ascribed to such term in Section 3.1(b).

              "Parent Warrants" means the Common Stock purchase warrants, in the form of Exhibit D, issuable to the Purchasers at Closing, which warrants shall have an exercise price equal to the greater of (i) $2.10 (subject to stock splits and the like), and (ii) the closing price of the Common Stock on the Trading Market on the Trading Day immediately prior to the Closing Date.

              "Per Share Purchase Price" means $2.00 per share of Common Stock, subject to adjustment for reverse and forward stock splits and the like.

              "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

              "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

              "Purchasers' Counsel" means Feldman &Weinstein LLP with offices located at 36 West 44th Street, New York, New York 10036.

              "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares underlying the Parent Warrants.

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               "Registration Rights Agreement" means the Registration Rights
         Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit B hereto.

               "Rule 144," means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Securities" means the Shares, the Warrants and the Warrant
         Shares.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Shares" means the shares of Common Stock issued or issuable to the Purchasers pursuant to this Agreement.

               "Strategic Transaction" means a transaction or relationship in which the Company issues shares of Common Stock to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

               "Subsidiary" means any subsidiary of the Company that is disclosed in the Company's Annual Report to the Company's stockholders on Form 10-K for the fiscal year ended September 30, 2001.

               "Subsidiary Warrants" means the common stock purchase warrants of iNetWorks Corporation, a subsidiary of the Company, in the form of Exhibit E, issuable to the Purchasers at Closing.

               "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or
         (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

               "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

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               "Transaction Documents" means this Agreement, the Registration
         Rights Agreement, the Escrow Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

               "Warrants" means the Parent Warrants and the Subsidiary Warrants.

               "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                  ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly with the other Purchasers, purchase from the Company, (a) a number of Shares equal to the subscription amount set forth below such Purchaser's address on the signature pages to this Agreement divided by the Per Share Purchase Price for such subscription amount, and (b) the Warrants as determined in accordance with Section 2.2(a). The aggregate subscription amount of all the Purchasers shall not be $1,400,000. The Closing shall take place at the offices of the Escrow Agent on the date hereof or at such other location or time as the parties may agree.

         2.2   Closing Deliveries.

               (a) At the Closing, the Company shall deliver or cause to be delivered to the Escrow Agent on behalf of each Purchaser the following:

                    (i)   this Agreement duly executed by the Company.

                    (ii) a certificate evidencing a number of Shares equal to the subscription amount indicated below such Purchaser's name on the signature page of this Agreement divided by the Per Share Purchase Price, registered in the name of such Purchaser;

                    (iii) a legal opinion from counsel reasonably acceptable to the Purchasers, in the form of Exhibit C hereto, addressed to the Purchasers;

                    (iv) the Registration Rights Agreement duly executed by the Company;

                    (v)   the Escrow Agreement duly executed by the Company; and

                    (vi) a Parent Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to 30% of the Shares to be issued to such Purchaser at the Closing;

                    (vii) a Subsidiary Warrant, registered in the name of such
               Purchaser, pursuant to which such Purchaser shall have the right to acquire up to a number of

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               shares of common stock of iNetWorks Corporation equal to (in number and not value) 10% of the number of Shares to be issued to such Purchaser at the Closing.

               (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Escrow Agent the following:

                    (i)   this Agreement duly executed by such Purchaser;

                    (ii) the subscription amount indicated below such Purchaser's address for notice on the signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer to the account of the Escrow Agent;

                    (iii) the Escrow Agreement duly executed by such Purchaser;
               and

                    (iv) the Registration Rights Agreement duly executed by such Purchaser.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules attached hereto and the SEC Reports and except as otherwise would not have a Material Adverse Effect, the Company hereby makes the following representations and warranties to each Purchaser:

               (a) Subsidiaries. Except as disclosed in Schedule 3.1(a), the Company has no direct or indirect subsidiaries. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

               (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii)

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     have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

           (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

           (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses
     (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

           (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing with the Commission of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares and Warrant Shares underlying the Parent Warrant for trading thereon in the time and manner required thereby, and applicable Blue Sky filings (collectively, the "Required Approvals").

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           (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock (and common stock of iNetWorks Corporation) issuable pursuant to this Agreement and the Warrants.

           (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in
     Schedule 3.1(g) of the Disclosure Schedules. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

           (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries

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     as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

           (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

           (j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

           (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

           (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its

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     properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

           (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

           (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

           (o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

           (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

           (q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner in excess of $60,000.

           (r) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (s) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

           (t) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

           (u) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market and no shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents, including issuing and delivering to the Purchasers the maximum number of Securities contemplated by this Agreement and the maximum number of Warrant Shares issuable upon exercise in full of the Warrants based on their present exercise price.

           (v) Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements of the Trading Market.

           (w) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (x) Registration Rights. The Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

           (y) Form S-3 Eligibility. The Company is eligible to register for resale of its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

     3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

           (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

           (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

           (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

           (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

           (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

           (f) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

     The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

     4.1   Transfer Restrictions.

           (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

           (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any the Securities:

           [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

           (c) Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion to the Company's transfer agent on the Effective Date or promptly thereafter. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The

     Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Securities issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

          (d) If the Company fails to deliver or cause to be delivered to any Purchaser a certificate representing any Securities without legend as set forth above by the seventh (7th) Trading Day after the date on which delivery of such certificate is required by any Transaction Document (except that, in the case of shares issued upon exercise of the Warrant, the ninth (9th) Trading Day from the date such warrant is duly exercised by the holder thereof (including providing notice of such exercise to Company Counsel)), the Company shall pay to such Purchaser, in cash, as liquidated damages and not as a penalty, $50 for each $5,000 of Securities so delivered (based upon the original purchase price of the Securities) for each day after such seventh (7th) (or ninth (9th), as the case may be) Trading Day until such certificate is delivered. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

     4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

     4.3 Securities Laws Disclosure; Publicity. The Company may, following the Closing Date, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

     4.4 Indemnification of Purchasers. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Purchaser Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Documents; or (b) any cause of action, suit or claim brought or made against such Purchaser Party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents. The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

     4.5 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     4.6 Use of Proceeds. The Company's present intent is to use a significant portion of the proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to use all or a significant portion of the proceeds to settle any outstanding litigation.

     4.7  Reservation and Listing of Securities.

          (a) The Company shall maintain a reserve from its duly authorized shares of Common Stock a number of shares at least equal to the number of shares required to fulfill its obligations in full under the Transaction Documents.

          (b) The Company shall: (i) in the time and manner required by each Principal Market, prepare and file with such Principal Market an additional shares listing application covering a number of shares of Common Stock at least equal to the number of shares of Common Stock required to fulfill its obligations in full under the Transaction Documents, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Principal Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Principal Market or another Principal Market.

                                   ARTICLE V.
                                  MISCELLANEOUS

     5.1 Fees and Expenses. The Company agrees to pay $15,000 to Purchasers' Counsel as reimbursement for the Purchasers legal, escrow and other fees and expenses incurred in connection with the investigation and negotiation of the transaction and the preparation and negotiation of the Transaction Documents. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

     5.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (with respect to any Purchaser) or the Purchasers (with respect to the Company).

     5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 and 4.7.

     5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive until the second anniversary of the Closing and the delivery and exercise of the Securities, as applicable.

     5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

     5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     5.15 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                         *******************************

       IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                       COMPANY:

Address for Notice:                    IRVINE SENSORS CORPORATION
------------------
3001 Redhill Avenue
Costa Mesa, CA 92626
Tel: (714) 549-8211                    By:  /s/ John J. Stuart, Jr.
Fax: (714) 557-1260                        ------------------------------------
Attn:  John Stuart                          Name:  John J. Stuart, Jr.
                                            Title: Sr. Vice President and Chief
                                                   Financial Officer

With copy to:
------------
BROBECK, PHLEGER & HARRISON LLP
38 Technology Drive
Irvine, CA 92618
Tel:(949) 790-6300
Fax:(949) 790-6301
Attn:Ellen S. Bancroft, Esq.

PURCHASERS:

STONESTREET L.P.                       Address for Notice:
                                       ------------------
                                       260 Town Centre Blvd.
                                       Suite 201
By: /s/ Michael Finkelstein            Markham, ON L3R 8H8 Canada
   _________________________           Attn: Fund Manager
   Name:  Michael Finkelstein          Subscription Amount:$900,000
   Title: President
                                       Address for Notice:
                                       ------------------
ALPHA CAPITAL AG                       Lettstrasse 32
                                       Furstentum 9490

                                       Vaduz, Liechtenstein
By: /s/ Konrad Ackerman                Fax: 011-423 232 3196
   ________________________            Subscription Amount:  $500,000
   Name:  Konrad Ackerman
   Title: Director


With notice to:
--------------
FELDMAN WEINSTEIN LLP
36 West 44th Street
New York, New York 10036-8102
Tel: (212) 869-7000
Fax: (212) 401-4741
Attn: Robert F. Charron

                                    EXHIBIT A

                                ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (this "Agreement") is made as of May __, 2002, by and among Irvine Sensors Corporation, a corporation incorporated under the laws of Delaware (the "Company"), the purchasers signatory hereto (each an "Purchaser" and together the "Purchasers"), and Feldman Weinstein LLP, with an address at 36 West 44th Street, New York, NY 10036 (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement referred to in the first recital.

                              W I T N E S S E T H:

          WHEREAS, the Purchasers will be purchasing from the Company, in the aggregate, up to US$1,400,000 of the common stock, $0.01 par value per share, of the Company, Series A Warrants and Series B Warrants as set forth in the Securities Purchase Agreement (the "Purchase Agreement") dated the date hereof between the Purchasers and the Company, which will be issued as per the terms contained herein and in the Purchase Agreement; and

          WHEREAS, it is intended that the purchase of the securities be consummated in accordance with the requirements set forth by Sections 4(2) and/or 4(6) and/or Regulation D promulgated under the Securities Act of 1933, as amended; and

          WHEREAS, the Company and the Purchasers have requested that the Escrow Agent hold the Purchase Price with respect to the Closing in escrow until the Escrow Agent has received the Release Notice in the form attached hereto from the Company and each Purchaser;

          NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                               TERMS OF THE ESCROW

     1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of up to US$1,400,000, in the aggregate, of the Shares and Warrants at the Closing as contemplated by the Purchase Agreement.

     1.2  Closing.

          (a) Upon the Escrow Agent's receipt of the aggregate subscription amounts, as set forth on the signature pages to the Purchase Agreement (the "Subscription

     Amount") for the Closing into its master escrow account, together with executed counterparts of this Agreement, the Purchase Agreement, the Warrants and the Registration Rights Agreement, it shall telephonically advise the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its master escrow account.

           (b) Wire transfers to the Escrow Agent shall be made as follows:

               Chase Manhattan Bank, NA
               510 Fifth Avenue
               New York, NY 10036 USA
               ABA Routing Number: 021000021
               Account Number: 987074342668
               Name of Account: Feldman Weinstein LLP Master Escrow Account
               Remark:  IRSN

           (c) The Company, upon receipt of said notice, shall deliver to the Escrow Agent the certificates representing the certificates evidencing the Securities to be issued to each Purchaser at the Closing together with:

               (i) the original executed Registration Rights Agreement substantially in the form of Exhibit B to the Purchase Agreement;

               (ii) the original executed opinions of Brobeck, Phleger & Harrison LLP in the form of Exhibit C to the Purchase Agreement;

               (iii) an original counterpart of this Escrow Agreement;

               (iv) a warrant, registered in the name of BiCoastal Consulting pursuant to which the holder shall have the right to acquire up to the number of shares of Common Stock equal to 200,000 shares of Common Stock, otherwise identical to the Series A Warrant ("Class A Placement Warrant"); and

               (v) a warrant, registered in the name of the BiCoastal Consulting pursuant to which the holder shall have the right to acquire up to the number of shares of Common Stock equal to 200,000 shares of common stock of iNetWorks Corporation, otherwise identical to the Series B Warrant ("Class B Placement Warrant");

           (d) In the event that the foregoing items are not in the Escrow Agent's possession within five (5) Trading Days of the Escrow Agent notifying the Company that the Escrow Agent has custody of the Subscription Amount, then each Purchaser shall have the right to demand the return of their portion of the Subscription Amount.

           (e) Once the Escrow Agent receives a Release Notice in the form attached hereto as Exhibit X executed by the Company and each Purchaser, it shall wire 90% of the Subscription Amount per the written instructions of the Company, net of
     (i) US$15,000 to Feldman Weinstein LLP for Purchasers' legal, administrative and escrow costs, and the remaining 10% of the Subscription Agreement per the written instructions of the Company and BiCoastal Consulting.

           (f) Once the funds (as set forth above) have been sent per the Company's instructions, the Escrow Agent shall then arrange to have the Shares, the Warrants, the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the opinion of counsel, the Class A Placement Warrants and the Class B Placement Warrants delivered to the appropriate parties.

                                   ARTICLE 2

                                  MISCELLANEOUS

     2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

     2.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement.

     2.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

     2.4 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

     2.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

     2.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

     2.7 The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Purchaser and the Escrow Agent.

     2.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

     2.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     2.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder.

     2.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agreement. The Escrow Agent has acted as legal counsel for the Purchasers, and may continue to act as legal counsel for the Purchasers, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent in such capacity as legal counsel for the Purchasers and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Purchasers and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

     2.12 The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent.

     2.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     2.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefor.

     2.15 The Company and each Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

                            ************************

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this __ day of May , 2002.

         IRVINE SENSORS CORPORATION

         By:______________________________________
                Name:
                Title:

         Company Wiring Instructions:
         ---------------------------

         U.S. Bank of California
         4100 Newport Place
         Newport Beach, CA 92660
         ABA Routing # 122235821
         Acct Name: Irvine Sensors Corporation
         Account # 1 638 0054 0060
         Bank Contact:  Shirley Wentzel, Vice-President, (949) 863-2404
          or  Karen Randazzo, (949) 863-2327

         INVESTORS:

         STONESTREET L.P.

         By: _____________________________________
             Name:
             Title:

         ALPHA CAPITAL AG

         By: _____________________________________
             Name:
             Title:

         ESCROW AGENT:

         FELDMAN WEINSTEIN LLP

         By:______________________________________
            Name:
            Title:

                                                                    Exhibit X to
                                                                Escrow Agreement

                                 RELEASE NOTICE

          The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of May __, 2002 among Irvine Sensors Corporation, the Purchasers signatory thereto and Feldman Weinstein LLP, as Escrow Agent (the "Escrow Agreement"; capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notify the Escrow Agent that each of the conditions precedent to the purchase and sale of the Shares set forth in the Securities Purchase Agreement have been satisfied. The Company and the undersigned Purchaser hereby confirm that all of their respective representations and warranties contained in the Purchase Agreement remain true and correct and authorize the release by the Escrow Agent of the funds and documents to be released at the Closing as described in the Escrow Agreement. This Release Notice shall not be effective until executed by the Company and the Purchaser.

          This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

          IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this __ day of May, 2002.

                                 IRVINE SENSORS CORPORATION

                                 By: ____________________________________
                                       Name:
                                       Title:

                                 INVESTORS:

                                 STONESTREET L.P.

                                 By: ____________________________________
                                       Name:
                                       Title:

                                 ALPHA CAPITAL AG

                                 By:  ___________________________________
                                       Name:
                                       Title:

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

           This Registration Rights Agreement (this "Agreement") is made and entered into as of May __, 2002, by and among Irvine Sensors Corporation, a Delaware corporation (the "Company"), and the investors signatory hereto (each a "Purchaser" and collectively, the "Purchasers").

           This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "Purchase Agreement").

           The Company and the Purchasers hereby agree as follows:

      1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

           "Effectiveness Date" means, with respect to the initial Registration Statement required to be filed hereunder, the earlier of (a) 180th day following the Closing Date and (b) the fifth Trading Day following the date on which the Company is notified by the Commission that such Registration Statement will not be reviewed or is no longer subject to further review and comments.

           "Effectiveness Period" shall have the meaning set forth in Section 2(a).

           "Filing Date" means, with respect to the initial Registration Statement required to be filed hereunder, the 30th day following the Closing Date.

           "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

           "Indemnified Party" shall have the meaning set forth in Section 5(c).

           "Indemnifying Party" shall have the meaning set forth in Section
      5(c).

           "Losses" shall have the meaning set forth in Section 5(a).

           "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

           "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

           "Registrable Securities" means the Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

           "Registration Statement" means the initial registration statement required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

           "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

           "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

           "Shares" solely for the purpose of this Agreement means the Shares (as defined in the Purchase Agreement) together with the Warrant Shares issuable upon exercise of the Parent Warrant and the shares of Common Stock issuable upon exercise of the Parent Placement Warrant (as defined in the Escrow Agreement).

           "Special Counsel" means Purchaser Counsel who will be reimbursed by the Company pursuant to Section 4.

      2.   Registration.

           (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). Each Registration Statement required hereunder shall contain (except if otherwise directed by the Holders) the "Plan of Distribution" attached hereto as Annex A. The Company shall cause such Registration Statement to become effective and remain effective as provided herein. The Company shall use its best efforts to cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to its Effectiveness Date, and shall use its best efforts to keep each Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period").


           (b) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording Special Counsel to the Holder the opportunity to review and comment on the same as required by Section 3(a), the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or (iii) prior to the date when such Registration Statement is first declared effective by the Commission, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission within 180 days from the Closing Date, or (v) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such cases an aggregate of ten Trading Days (which need not be consecutive Trading Days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clauses (iii) the date which such ten Trading Day period is exceeded, or for purposes of clause (v) the date on which such ten Trading Day period is exceeded being referred to as "Event Date"), then in additional to any other rights the Holders may have hereunder or applicable law: (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement; provided, however, that each of the periods specified above shall be extended for any period of time in which the Company is unable to act with respect to the above items solely due to the failure of the Holder or Special Counsel for the Holders to provide the individuals that exercise voting and/or investment power over the Securities and to provide the Holders' beneficial ownership of the Common Stock or Special Counsel's failure to provide comments to the Company, if any (and if Special Counsel has no comments, notice of such), on any documents to be filed; and, provided, further, that in no event shall the aggregate amount of damages payable by the Company pursuant to this Section 2(b) exceed 18% of the aggregate purchase price paid by the Holders pursuant to the Purchase Agreement and amounts payable as to any month shall be reduced as to such Holder pro-rata for shares otherwise saleable during such month pursuant to Rule 144. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

     3.    Registration Procedures

           In connection with the Company's registration obligations hereunder, the Company shall:

           (a) Not less than five Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall, (i) furnish to Special Counsel for the Holders copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference) which documents will be subject to the review of such Holders and their Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities and their Special Counsel shall reasonably object.

           (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten days, to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Special Counsel to the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

           (c) Notify the Holders of Registrable Securities to be sold and their Special Counsel as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to theSpecial counsel for the Holders); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information;
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

           (e) Furnish to each Holder and their Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

             (f) Promptly deliver to each Holder and their Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

             (g) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

             (h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

             (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (j) Comply with all applicable rules and regulations of the Commission.

             (k) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling person thereof.

         4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation,
     (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and
     (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. Other than the fees set forth in the Purchase Agreement, the Holders shall bear each of their own expenses, including any underwriter discounts or fees and any accounting fees or expenses or legal fees, including fees of Special Counsel.

         5.  Indemnification

             (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

         (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
     Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

         (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     6.   Miscellaneous

          (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

          (c) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The

         Company may provide appropriate stop orders to enforce the provisions of this paragraph.

             (d) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities
         Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

             (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities.

             (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth in the Purchase Agreement or such other address as may be designated in writing hereafter, in the same manner, by such Person.

             (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

             (h) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

             (i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

             (j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

             (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

             (l) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

             (m) Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                            *************************

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                           IRVINE SENSORS CORPORATION


                           By: _____________________________________
                                  Name:
                                  Title:

                           PURCHASERS:

                           STONESTREET L.P.


                           By: _____________________________________
                                  Name:
                                  Title:

                           ALPHA CAPITAL AG


                           By: ____________________________________
                                  Name:
                                  Title:

                                                                         ANNEX A

                              Plan of Distribution

         The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

              . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

              . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

              . purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

              . an exchange distribution in accordance with the rules of the applicable exchange;

              .   privately negotiated transactions;

              .   short sales

              . broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

              .   a combination of any such methods of sale; and

              .   any other method permitted pursuant to applicable law.

         The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholder may from time to time pledge or grant a security interest in some or all of the Shares or common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

         The Company is required to pay all fees and expenses incurred by it incident to the registration of the shares. The Selling Stockholders shall bear each of their own fees and expenses, including but not limited to, the fees and disbursements of counsel to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                    EXHIBIT C

     May 29, 2002




     To the Purchasers Listed on the
     Signature Pages to the
     Irvine Sensors Corporation
     Securities Purchase Agreement dated
     as of May 29, 2002

     Ladies and Gentlemen:

         We have acted as counsel for Irvine Sensors Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale of Units, each consisting of (i) 10 shares of the Company's Common Stock (ii) a warrant (a "Parent Warrant") to purchase up to 3 shares of the Company's Common Stock and (iii) a warrant (a "Subsidiary Warrant") to purchase 1 share of Common Stock of iNetWorks Corporation, a subsidiary of the Company, pursuant to that certain Securities Purchase Agreement dated as of May 29, 2002 (the "Securities Purchase Agreement") among the Company and you. This opinion letter is being rendered to you pursuant to Section 2.2(a)(iii) of the Securities Purchase Agreement in connection with the Closing of the sale of the Units. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Securities Purchase Agreement.

         In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Securities Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

         In rendering this opinion letter we have also assumed: (A) that the Securities Purchase Agreement and the Registration Rights Agreement of even date herewith (collectively, the "Transaction Agreements") to which you are a party have been duly and validly executed and delivered by you or on your behalf, that each of you has the power to enter into and perform all your obligations thereunder and has taken any and all necessary corporate, partnership or other relevant action to authorize the Transaction Agreements, and that the Transaction Agreements constitute valid, legal, binding and enforceable obligations upon you; (B) that the representations

     May 29, 2002
     Page 2

     and warranties made in the Securities Purchase Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; and (D) if you are a corporation or other entity, that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes; and (E) if you are a small business investment company subject to the Small Business Investment Act of 1958, as amended, that you have complied with the provisions of such Act and the regulations promulgated thereunder (the "SBIA Laws").

         As used in this opinion letter, the expression "we are not aware" or the phrase "to our knowledge, " or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers. No inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

         This opinion letter relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

         Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Securities Purchase Agreement or the Schedule of Exceptions thereto, we are of the opinion that as of the date hereof:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business as a foreign corporation in the State of California.

         2. The Company has the requisite corporate power and authority to execute, deliver and perform the Transaction Agreements. Each of the Transaction Agreements has been duly and validly authorized by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

     May 29, 2002
     Page 3

         3. The authorized capital of the Company consists of 500,000 shares of Preferred Stock and 80,000,000 shares of Common Stock. The shares of the Company's Common Stock within the Units to be purchased at the Closing have been duly authorized and, upon purchase at the Closing pursuant to the terms of the Securities Purchase Agreement, will be validly issued, nonassessable and fully paid. The shares of the Company's Common Stock issuable upon exercise of the Parent Warrants, when as and if purchased in accordance with the terms of the Parent Warrants, will be validly issued, fully paid and nonassessable.

         4. Other than in connection with any securities laws (with respect to which we direct you to Paragraph 6 below), the Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Transaction Agreements do not violate any provision of any federal, Delaware corporate or California law, rule or regulation applicable to the Company or any provision of the Company's Restated Certificate of Incorporation or Bylaws.

         5. Other than in connection with any securities laws (with respect to which we direct you to Paragraph 6 below), all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal, Delaware corporate or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Securities Purchase Agreement and consummation at the Closing of the transactions contemplated by the Securities Purchase Agreement have been obtained, and are effective, and we are not aware of any proceedings, or written threat of any proceedings, that question the validity thereof.

         6. On the assumption that the representations of the Purchasers in the Securities Purchase Agreement are correct, the offer and sale of the Units to you pursuant to the terms of the Securities Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Securities Law of 1968, as amended, and, under such securities laws as they presently exist, the issuance of the Company's Common Stock to you upon exercise of the Parent Warrant would also be exempt from such registration and qualification requirements.

         7. We are not aware that there is any action, proceeding or governmental investigation pending or threatened in writing against the Company which questions the validity of the Transaction Agreements or the right of the Company to enter into the Transaction Agreements.

         Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

         The legality, validity, binding nature and enforceability of the Company's obligations under the Transaction Agreements may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality,

     May 29, 2002
     Page 4

     reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3), without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company's obligations at the time of the attempted enforcement of such obligations, and (b) the effect of California court decisions and statutes which indicate that provisions of the Transaction Agreements which permit any of you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

         (B) We express no opinion as to the Company's or this transaction's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations or Section 721 (as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988: the so-called "Exon-Florio" proviso of the Defense Production Act of 1950 and the regulations thereunder.

         (C) We express no opinion concerning the past, present or future fair market value of any securities.

         (D) We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, provisions regarding indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, are against public policy and are therefore unenforceable.

         (E) We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Transaction Agreements other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Transaction Agreements.

         (F) We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

         (G) We express no opinion as to the effect of Sections 1203 and 1102(e) of the California Uniform Commercial Code or any other California law, federal law or equitable principle, providing for an obligation of good faith in the performance or enforcement of contracts and prohibiting disclaimer of such obligation.

     May 29, 2002
     Page 5

         (H) Our opinions in paragraphs 4 and 5 are limited to laws and regulations normally applicable to transactions of the type contemplated in the Transaction Agreements and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Agreements because of the nature of the business of any party thereto other than the Company. Also, we express no opinion with respect to any patent, copyright trademark or other intellectual property matter, or as to the statutes, regulations, treaties or common laws of any nation, state or jurisdiction with regard thereto.

         (I) We express no opinion as to your compliance with any federal or state law relating to your legal or regulatory status or the nature of your business.

         (J) We express no opinion as to the compliance of the Company, any Purchaser or the sale of the Units to the Purchaser with the provisions of the SBIA Laws.

         (K) We express no opinion as to the effect of subsequent issuances of securities of the Company to the extent that further issuances which may be integrated with the Closing may include purchasers that do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws.

         (L) We have assumed that the approval by the Company's Board of Directors of the Transaction Agreements and the transactions contemplated thereby did not violate the business judgment rule and we further assume that the Transaction Agreements and the transactions contemplated thereby were entirely fair to the Company as of the time the Company's Board of Directors approved them.

         (M) We express no opinion as to:

             (1) The enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law;

             (2) The enforceability under certain circumstances of provisions to the effect that rights or remedies may be exercised without notice, that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies;

             (3) Any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to

     May 29, 2002
     Page 6

     the laying of venue or to forum on the basis of forum non conviens, in connection with any litigation arising out of or pertaining to the Transaction Agreements;

         This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Securities Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                            Very truly yours,



                                            BROBECK, PHLEGER & HARRISON LLP

                                    EXHIBIT D

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

                         SERIES A STOCK PURCHASE WARRANT

                   To Purchase ____ Shares of Common Stock of

                           IRVINE SENSORS CORPORATION

                THIS CERTIFIES that, for value received, ________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on May 29, 2005 (the "Termination Date") but not thereafter, to subscribe for and purchase from Irvine Sensors Corporation, a corporation incorporated in Delaware (the "Company"), up to ______ shares (the "Warrant Shares") of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $2.34. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This is the Series A Warrant referred to in the Purchase Agreement (as defined below). In the event of any conflict between the terms of this Warrant and the Securities Purchase Agreement dated as of May 29, 2002 pursuant to which this Warrant has been issued (the "Purchase Agreement"), the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

                1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

                2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

             3.   Exercise of Warrant.

                  (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), with a copy of said notice to the law firm set forth in the Purchase Agreement, and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, or by means of a cashless exercise, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, with respect to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the seventh Trading Day after the date of exercise, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the ninth Trading Day after the date of exercise, and if after such ninth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with a market price on the date of exercise totaled $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

              (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

              (c) Anytime beginning one year from the Initial Exercise Date, if a registration statement registering the resale of the Warrant Shares is not then effective, this Warrant shall also be exercisable by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

              (A) = the average of the high and low trading prices per share of Common Stock on the Trading Day preceding the date of such election on the Principal Market;

              (B) = the Exercise Price of this Warrant; and

              (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant and the Notice of Exercise.

              (d) Notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to exercise this Warrant for Warrant Shares to the extent that (i) the number of shares of Common Stock owned by such Holder (other than Warrant Shares issuable upon exercise of this Warrant) plus (ii) the number of Warrant Shares issuable upon exercise of this Warrant, would be equal to or exceed 4.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this
     Section 3(d). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into Warrant Shares at such time as such exercise will not violate the provisions of this
          Section 3(d). The provisions of this Section 3(d) may be waived by the Holder upon, at the election of the Holder, with not less than 61 days' prior notice to the Company, and the provisions of this Section 3(d) shall continue to apply until such 61st day (or such later date as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 3(d) but otherwise in accordance with this Warrant shall affect the status of the Warrant Shares as validly issued, fully-paid and nonassessable.

              4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

              5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

              6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

              7.  Transfer, Division and Combination.

                  (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

              8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price or by means of a cashless exercise, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

              9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

              10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

              11. Adjustments of Exercise Price and Number of Warrant Shares.

                  (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares,
          (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  (c) Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

              12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at their option, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event, or (b) cash equal to the value of this Warrant as determined in accordance with the Black-Sholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

              13. Notice of Corporate Action. If at any time:


                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in any one or more of such cases, the Company shall give to Holder, if lawful to do so, (i) at least 10 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with
     Section 16(d).

              14. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

                  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

              15. Miscellaneous.

                  (a) Jurisdiction. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

              (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

              (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

              (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

              (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

              (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

              (g) Successors and Assigns. Subject to applicable securities laws and the provisions of this Warrant, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

              (h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

              (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

              (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                               ******************

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

     Dated: May ___, 2002

                                      IRVINE SENSORS CORPORATION

                                      By:_______________________________________
                                      Name:
                                      Title:

                               NOTICE OF EXERCISE

     To:  Irvine Sensors Corporation

              (1) The undersigned hereby elects to purchase ________ Warrant Shares (the "Common Stock"), of Irvine Sensors Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

              (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                           _______________________________


     The Warrant Shares shall be delivered to the following:

                           _______________________________

                           _______________________________

                           _______________________________




                                              [PURCHASER]


                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              Dated: ___________________________


     Deliver a copy of this notice to the law firm set forth in the Purchase Agreement

     NOTICE OF EXERCISE OF COMMON STOCK WARRANT
                    PURSUANT TO CASHLESS EXERCISE PROVISIONS



     To: Irvine Sensors Corporation

     Aggregate Price of Warrant Before Exercise: $________________

     Aggregate Price Being Exercised: $___________
     Exercise Price: $_______________ per share
     Number of Shares of Common Stock to be Issued Under this Notice: __________ Remaining Aggregate Price (if any) After Issuance: $__________


     Gentlemen:


     The undersigned, registered Holder of the Warrant delivered herewith, hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of Irvine Sensors Corporation a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Exercise Price (as defined in the Warrant) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $_______, thereby leaving a remaining Exercise Price (if any) equal to $________. Such exercise shall be pursuant to the cashless exercise provisions of Section 3 of the Warrant; therefore, Holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 3 of the Warrant which, by reference to Section 3, requires the use of the high and low trading price of the Company's Common Stock on the Trading Day preceding the date of such election. The high and low trading price of the Company's Common Stock has been determined by Holder to be $______ and $_________, respectively, which figure is acceptable to Holder for calculations of the number of shares of Common Stock issuable pursuant to this Notice of Exercise. Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of _________________________ and delivered to
     ______________________________________________. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, a replacement Warrant representing the remainder of the Aggregate Price (and otherwise of like form, tenor and effect) shall be delivered to Holder along with the share certificate evidencing the Common Stock issued in response to this Notice of Exercise.

                                             [Purchaser]


                                             By:________________________________
                                                    Name:
                                                    Title:

                                             Date:


                                      NOTE

              The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

              FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

     _______________________________________________ whose address is

     _______________________________________________________________.



     _______________________________________________________________

                                           Dated:  ______________, _______


                   Holder's Signature:  _____________________________

                   Holder's Address:    _____________________________

                                        _____________________________



     Signature Guaranteed:  ________________________________________




     NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                    EXHIBIT E

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

                         SERIES B STOCK PURCHASE WARRANT

                  To Purchase _______ Shares of Common Stock of

                              INETWORKS CORPORATION

              THIS CERTIFIES that, for value received, ________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on May 29, 2005 (the "Termination Date") but not thereafter, to subscribe for and purchase from iNetWorks Corporation, a corporation incorporated in Delaware (the "Company"), up to ______ shares (the "Warrant Shares") of Common Stock, $.001 par value per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $0.25. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This is the Series B Warrant referred to in the Purchase Agreement (as defined below). In the event of any conflict between the terms of this Warrant and the Securities Purchase Agreement dated as of May 29, 2002 pursuant to which this Warrant has been issued (the "Purchase Agreement"), the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

              1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

              2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

               3. Exercise of Warrant.

                  (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), with a copy of said notice to the law firm set forth in the Purchase Agreement, and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, with respect to the issuance of such shares, have been paid.

                  (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

               4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

               5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

              6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

              7. Transfer, Division and Combination.

                 (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

                 (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                 (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

                 (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

              8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

              9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the

     Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

              10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

              11. Adjustments of Exercise Price and Number of Warrant Shares.

                  (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares,
         (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  (c) Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

              12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at their option, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event, or (b) cash equal to the value of this Warrant as determined in accordance with the Black-Sholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section
     12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

              13. Notice of Corporate Action. If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in any one or more of such cases, the Company shall give to Holder, if lawful to do so, (i) at least 10 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with
     Section 16(d).

              14. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

                  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

              15. Piggy-Back Registration Rights. If, in connection with an initial public offering ("IPO") or at any time after an IPO, the Company shall determine to proceed with the preparation and filing of a registration statement pursuant to the Securities Act, in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other similar limited purpose form), the Company will give written notice of its determination to Holder. Upon receipt of a written request from Holder within thirty (30) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all the shares of Common Stock issuable upon exercise of the Warrant requested by Holder to be included in such registration statement, all to the extent required to permit the sale or other disposition by Holder of such shares of Common Stock. If any registration pursuant to this Section 15 shall be underwritten in whole or in part, the Company may require that the shares of Common Stock requested for inclusion pursuant to this Section 15 (to the extent issued) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the shares of Common Stock requested for inclusion pursuant to this Section 15 together with any other shares would, in the good faith judgment of the managing underwriter of such public offering, reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the Company will include in such registration the number of Holder's shares of Common Stock which is pro rata, based on the number of securities which in the opinion of such underwriters can be sold and on the number of securities which all holders request be included in the registration, provided that any shares of Common Stock proposed to be included in such registration statement that are owned by directors or officers of the Company or their affiliates shall be excluded prior to exclusion of any shares of Common Stock requested to be included by Holder. The obligation of the Company under this Section 15 shall be unlimited as to the number of registration statements to which it applies, until such time that the Holder may freely trade all of its Common Stock without the volume limitations imposed pursuant to Rule 144 under the Securities Act.

              16. Miscellaneous.

                  (a) Jurisdiction. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

              (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

              (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

              (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

              (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

              (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

              (g) Successors and Assigns. Subject to applicable securities laws and the provisions of this Warrant, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

              (h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

              (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

              (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                             **********************

              IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

     Dated: May ___, 2002
                                      INETWORKS CORPORATION

                                      By:_______________________________________
                                      Name:
                                      Title:

                               NOTICE OF EXERCISE

     To:   INetWorks Corporation

              (1) The undersigned hereby elects to purchase ________ Warrant Shares (the "Common Stock"), of INetWorks Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

              (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                         _______________________________


     The Warrant Shares shall be delivered to the following:

                         _______________________________

                         _______________________________

                         _______________________________




                                                [PURCHASER]


                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                Dated:  ________________________

     Deliver a copy of this notice to the law firm set forth in the Purchase Agreement.

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

              FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

     _______________________________________________ whose address is

     _______________________________________________________________.



     _______________________________________________________________

                                        Dated:  ______________, _______


                   Holder's Signature: __________________________

                   Holder's Address:   __________________________

                                       __________________________



     Signature Guaranteed:  ________________________________________




     NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.